UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  July 3, 2006



                           ALP LIQUIDATING TRUST
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)



                        Commission file no. 0-16976


                                 Delaware
               (State or other jurisdiction of organization)


                                36-6044597
                     (IRS Employer Identification No.)


                 900 N. Michigan Ave., Chicago, IL  60611
                 (Address of principal executive offices)


      Registrant's telephone number, including area code 312/915-1987



                                    N/A
       (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On July 3, 2006, a general partnership substantially owned by ALP Liquidating Trust (the "Trust") received from Interconn Ponte Vedra Company, LLC ("Interconn") $6,800,000 as compensation for the release of certain rights, reservations, restrictions and other covenants, and the continuation of certain licensed intellectual property rights, relating to real property located in the state of Florida that was originally sold in 1985 by Arvida Corporation, a predecessor in interest of an affiliate of the Trust. The rights released generally dealt with restrictions and other limitations on development activity beyond that contemplated in the 1985 transaction. The partnership agreed to the assignment of certain licensed service marks to the purchaser of the subject real property from Interconn.

The Trust did not incur a termination penalty. A copy of the agreement with Interconn is included as Exhibit 10.1 to this current report and is incorporated herein by reference.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      1.    Exhibits

            16.1. Agreement dated July 3, 2006 by and between Arvida/JMB Partners, a Florida general partnership, successor in interest to Arvida Corporation, a Delaware corporation, and Interconn Ponte Vedra Company, LLC.

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ALP LIQUIDATING TRUST

                                    BY:  Arvida Company
                                         as Administrator



                                    By:  /s/ GAILEN J. HULL
                                         -----------------------
                                         Gailen J. Hull
                                         Vice President



Date:   July 12, 2006